Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 File No. 333.175637) of Cooper-Standard Holdings Inc.,

(2)	Registration Statement (Form S-8 File No. 333-188516) pertaining to the Cooper-Standard Holdings Inc. 2011 Omnibus Incentive Plan,

(3)	Registration Statement (Form S-3 File No. 333-189981) of Cooper-Standard Holdings Inc., and

(4)	Registration Statement (Form S-8 File No. 333-218127) pertaining to the Cooper-Standard Holdings Inc. 2017 Omnibus Incentive Plan;
of our reports dated February 20, 2018, with respect to the consolidated financial statements and schedule of Cooper-Standard Holdings Inc. and the effectiveness of internal control over financial reporting of Cooper-Standard Holdings Inc. included in this Annual Report (Form 10-K) of Cooper-Standard Holdings Inc. for the year ended December 31, 2017.

/s/ Ernst & Young LLP
Detroit, Michigan
February 20, 2018